UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/19/2011

The Gap, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-7562

Delaware	94-1697231
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2 Folsom Street
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 427-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2011, the Board of Directors of The Gap, Inc. (the "Company") elected Bella Goren to serve as a director of the Company and as a member of the Board's Audit and Finance Committee, effective August 15, 2011. On July 22, 2011, the Company issued a press release announcing Ms. Goren's election. A copy of the press release is attached hereto as Exhibit 99.1.

Ms. Goren will receive Company stock units with an initial aggregate value of $125,000 (based on the then-current fair market value of the Company's common stock) upon the effective date of her appointment to the Board of Directors. The terms of these stock units, as well as the terms of Ms. Goren's other compensation for service as a director, will be consistent with the stock units and other compensation for the Company's other non-employee directors, as described in the Proxy Statement for the Company's 2011 Annual Meeting of Shareholders.

Item 9.01.    Financial Statements and Exhibits

99.1        Press Release dated July 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Gap, Inc.

Date: July 22, 2011	By:	/s/ Michelle Banks
Michelle Banks
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated July 22, 2011